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                                                                    EXHIBIT 24.1

                              NCS HEALTHCARE, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that NCS HealthCare, Inc. hereby constitutes and appoints Jon H. Outcalt, Kevin B. Shaw, Jeffrey R. Steinhilber, Thomas F. McKee and John J. Jenkins, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 4th day of March, 1998.

                                            NCS HEALTHCARE, INC.


                                            By: /s/ Jon H. Outcalt
                                               ---------------------------------
                                               Jon H. Outcalt, Chairman




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                                                                    EXHIBIT 24.1
                                                                     (CONTINUED)

                              NCS HEALTHCARE, INC.

                              CERTIFIED RESOLUTION

         I, Kevin B. Shaw, Secretary of NCS HealthCare, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on October 30, 1997, and that the same has not been changed and remains in full force and effect.

         RESOLVED, that Jon H. Outcalt, Kevin B. Shaw, Jeffrey R. Steinhilber, Thomas F. McKee, John J. Jenkins and David A. Basinski, Jr., be, and each of them hereby is appointed as the attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-3 or any other appropriate form that may be used from time to time, with respect to the NCS Stock issued in connection with the Acquisitions and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission and any and all applicable applications or other documents in connection with inclusion on the NASDAQ Stock Market of the NCS Stock or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said NCS Stock, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implying limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of any duly-authorized officer of the Company; and the Chairman of the Board or the President and Chief Executive Officer be, and they hereby are authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointments.



                                            /s/ Kevin B. Shaw
                                            ------------------------------------
                                            Kevin B. Shaw, Secretary


Dated: March 4, 1998